Exhibit 99.1 to Clean Coal Technologies Current Report on Form 8-K filed 6-12-2012

NEW YORK, NY--(Marketwire -05/31/12)- Clean Coal Technologies, Inc. (CCTC), an emerging cleaner-energy company utilizing patented technology to convert raw coal into a cleaner-burning fuel, today announced the formation of Good Coal PTE., Ltd., a Singapore-based Joint Venture (JV) between Archean Group and Clean Coal Technologies. Archean Group is one of India's most respected conglomerates with a strong presence in coal extraction in the region.

Under the agreement, as previously announced, the joint venture company will develop, deploy and market Clean Coal Technologies' Pristine-M™ technology throughout the ASEAN region. The JV will be owned 55% by Archean Group and 45% by Clean Coal Technologies. Through the JV partnership, a 1:10 scale commercial unit of the patented clean coal process is to be constructed in Oklahoma. Beyond the US $2 million estimated cost of the pilot plant, Archean Group has committed to contribute US $2.0 million to the JV.

"This is a tremendous step forward for Clean Coal Technologies and for our relationship with Archean," stated Robin Eves, CEO of Clean Coal Technologies, Inc. "This joint venture allows us to introduce our Pristine-M™ technology into the dynamic Asian markets with the associated credibility of a partnership with a market leader like Archean. We intend for this venture to be a definitive success and to serve as a catalyst to other regional business using our clean coal technology."

Mr. Eves concluded, "Given the widespread use of coal in the ASEAN region, the market opportunity for Clean Coal Technologies is outstanding. A large-scale, seminal relationship with a preferred partner such as Archean provides an exceptional entry point and opportunity to create much-needed premium coal for the many diverse nations and citizens of the region."

Clean Coal Technologies participates in the rapidly growing worldwide market of clean energy, through its patented Pristine™ and Pristine-M™ technologies, the most advanced of which reduces both moisture and unwanted volatile matter in coal. Owing to product quality and stability, as attested by rigorous tests, and to superior process economics, Clean Coal Technologies has been able to secure important strategic alliances in Asia, which at present, is the most dynamic coal-based energy market in the world.

About the Archean Group

Archean Group is a professionally managed diversified conglomerate having strategic business interests, investments and over 30 years of operational experience in high-growth sectors such as mining & minerals, industrial chemicals & fertilizers, shipping & shipbuilding, building materials, oil & gas services, and energy & infrastructure. Currently, with combined estimated reserves in excess of 800 million tons and a successful track record of production, Archean is on the path of expansion. Being one of the very few Indian companies to be able to operate in Indonesia at a large scale, Archean is looking to take advantage of the enormous potential from the low rank coal deposits in Indonesia, thereby strategically positioning itself to be a significant, reliable and long-term player in the rapidly growing Asia Pacific energy market. For more information please visit: www.archeangroup.com

About Clean Coal Technologies, Inc.

Clean Coal Technologies, Inc., a cleaner-energy technology company with headquarters in New York City, NY, holds patented process technology and other intellectual property that converts raw coal into a cleaner-burning fuel. The Company's trademarked end products, "Pristine™" coals, are significantly more efficient, less polluting, more cost-effective, and provide more heat than untreated coal. The principal elements of the Company's pre-combustion technology are based on well-proven science and tried-and-tested industrial components. The Company's clean coal technology may reduce some 90% of chemical pollutants from coal, including Sulfur and Mercury, thereby resolving emissions issues affecting coal-fired power plants.

For more information about Clean Coal Technologies please visit:
www.cleancoaltechnologiesinc.com

Forward-Looking Statements

In addition to historical information, this press release may contain forward-looking statements that reflect the Company's current expectations and projections about future results, performance, prospects and opportunities. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that may cause actual results, performance, prospects or opportunities to be materially different from those expressed in, or implied by, such forward-looking statements. You should not place undue reliance on any forward-looking statements. Except as required by federal securities law, the Company assumes no obligation to update publicly or to revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available, new events occur or circumstances change in the future.

Contact:

Company
Clean Coal Technologies, Inc.
Mr. Robin Eves
Director, President & CEO
646-710-3549

Financial Communications
Trilogy Capital Partners
Darren Minton
President
212-521-4405